Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 300 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3144 __________ TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com

FIRM/AFFILIATE

OFFICES

__________

BOSTON

CHICAGO

HOUSTON

NEW YORK

PALO ALTO

SAN FRANCISCO

WASHINGTON, D.C.

WILMINGTON

__________

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SHANGHAI

SINGAPORE

SYDNEY

TOKYO

TORONTO

VIENNA

January 28, 2010

Daqo New Energy Corp.

666 Longdu Avenue

Wanzhou, Chongqing 404000

People’s Republic of China

Re:	American Depositary Shares of Daqo New Energy Corp. (the “Company”)

Ladies and Gentlemen:

In connection with the public offering of certain American Depositary Shares (“ADSs”), which represents ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 12, 2010 (the “Registration Statement”), you have requested our opinion concerning the material U.S. federal income tax consequences of an investment in ADSs or Ordinary Shares.

Daqo New Energy Corp.

January 28, 2010

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a) the Registration Statement; and

(b) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and validity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions and published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, the discussion set forth in the Registration Statement under the caption “Taxation” constitutes our opinion to the extent that it relates to matters of U.S. federal income tax law, subject to the qualifications therein. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

Daqo New Energy Corp.

January 28, 2010

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP